SERP-KF-5                                                          EXHIBIT 10.41











                      K&F INDUSTRIES SUPPLEMENTAL EXECUTIVE


                                 RETIREMENT PLAN



                               Informally Known As

                                  The K&F SERP













Revised as of October 1, 1999




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                                TABLE OF CONTENTS


                                                                                        Page

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Introduction.........................................................................    v

Article I - Definitions .............................................................    1
   1.1      Annuity Starting Date ...................................................    1
   1.2      Basic Plan ..............................................................    2
   1.3      Basic Plan Benefit ......................................................    2
   1.4      Beneficiary .............................................................    2
   1.5      Board ...................................................................    2
   1.6      Code ....................................................................    2
   1.7      Committee ...............................................................    3
   1.8      Effective Date ..........................................................    3
   1.9      Employer ................................................................    3
   1.10     ERISA ...................................................................    3
   1.11     Investment Committee ....................................................    3
   1.12     K&F .....................................................................    4
   1.13     Participant .............................................................    4
   1.14     Plan ....................................................................    4
   1.15     Proper Application ......................................................    4
   1.16     QDRO or Qualified Domestic Relations Order ..............................    4
   1.17     SERP ....................................................................    6
   1.18     Trust Agreement or Trust ................................................    6
   1.19     Trustee .................................................................    6

Article II - Benefits ...............................................................    7
   2.1      Amount and Duration of SERP Benefits ....................................    7
   2.1.1    Initial Formula of the SERP Benefit .....................................    7
   2.1.1.1  Service Credited for Position as Non-Employee Director ..................    7
   2.1.2    SERP Benefit Shall Not Duplicate Any Other Plan Benefit Actually Paid ...    8
   2.2      Death Benefits ..........................................................    9
   2.2.1    Death After Annuity Starting Date .......................................    9
   2.2.2    Death Before Annuity Starting Date ......................................    9
   2.3      Special Rules ...........................................................   10
   2.3.1    Small Benefit Cashout ...................................................   10
   2.3.2    Lump Sum Benefit Limitation .............................................   10
   2.3.3    No Insured Death Benefit ................................................   11
   2.4      Benefits under Multiple Qualified Plans .................................   11
   2.4.1    Different Annuity Starting Dates ........................................   11


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
    2.4.2   Same Annuity Starting Dates .............................................   12
    2.4.3   Death Benefits ..........................................................   12

Article III - Administration; Accrued Benefits; Right to Amend.......................   13
    3.1     Committee's Discretionary Power to Interpret and Administer the Plan.....   13
    3.1.1   Appointment..............................................................   13
    3.1.2   Committee Establishes Plan Procedures....................................   13
    3.1.3   Role of Human Resource and Benefits Personnel............................   13
    3.1.4   Discretionary Power to Interpret Plan....................................   13
    3.2     Rules of the Committee...................................................   14
    3.3     Claims Procedure.........................................................   16
    3.4     QDRO Claim...............................................................   18
    3.5     Indemnification of Committee and Investment Committee Members............   18
    3.6     Power to Execute Plan and Other Documents................................   18
    3.7     Conclusiveness of Records................................................   19
    3.8     No Personal Liability....................................................   19
    3.9     How Plan Benefits are Accrued............................................   19
    3.10    Right to Amend...........................................................   19
    3.10.1  General Power to Amend...................................................   19
    3.10.2  No Cut-Back of Accrued Benefits..........................................   20
    3.11    Investment Committee.....................................................   20
    3.11.1  Appointment of Investment Committee......................................   20
    3.11.2  Powers of the Investment Committee.......................................   20

Article IV - Vesting and Forfeiture..................................................   23
    4.1     Vesting..................................................................   23
    4.2     Dismissed for Cause......................................................   23
    4.3     Forfeiture after Plan Benefits have Commenced............................   24
    4.4     Determinations by Committee..............................................   24

Article V - General Provisions.......................................................   25
    5.1     No Assignment or Alienation of Benefits..................................   25
    5.2     Withholding Taxes........................................................   25
    5.3     No Right to Continue Employment..........................................   25
    5.4     Unfunded Plan  ..........................................................   26
    5.5     Governing Law  ..........................................................   26
    5.6     Payment of Benefits......................................................   26
    5.7     Section Headings.........................................................   26
    5.8     Payment to a Minor or Incompetent........................................   27
    5.9     Doubt as to Right to Payment.............................................   27
    5.10    Missing Payees ..........................................................   28
    5.11    Mistaken Payments........................................................   28
    5.12    Receipt and Release for Payments.........................................   29
    5.13    Illegality of Particular Provisions......................................   29


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
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    5.14    Discharge of Liability...................................................   29

ADDENDUM - SUMMARY PLAN DESCRIPTION INFORMATION......................................   31
    Who should answer your questions about the Plan..................................   31
    Giving Away Your Plan Benefits...................................................   32
    Divorce and Your Plan Benefits...................................................   32
    Future Of The Plan...............................................................   32
    Tax Laws          ...............................................................   33
    Plan Limitations  ...............................................................   33
    Plan Benefits are Not Insured....................................................   33
    Other Important Facts............................................................   33


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                                  Introduction

                  This document contains the full provisions of the K&F SERP, as well as an addendum , in its final pages, which describes how to apply for benefits and plan procedures. This document thus contains the plan document and its summary plan description, found in the addendum.

                  In response to certain limitations under the Internal Revenue Code, as amended, on the maximum amount of compensation that can be taken into account and the maximum amount of benefits that can be paid from a qualified defined benefit plan, K&F Industries, Inc. ("K&F") has adopted this Plan to permit employees and their beneficiaries to be able to enjoy the benefits that would have been provided to them but for these limitations. The Plan shall be known as the K&F Industries Supplemental Executive Retirement Plan, or the K&F SERP.

                  Benefits under this Plan are payable to or on behalf of eligible participants in the qualified defined benefit plan of any Employer, if that participant has had an Annuity Starting Date, as defined by the qualified plan, on or after April 1, 1995.



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                             Article I - Definitions

                  The following terms shall have the designated meaning, unless a different meaning is clearly required by the context:

                  1.1      Annuity Starting Date.

                  Subject to Section 2.4, "Annuity Starting Date" shall mean:

                  (a) generally, the "Annuity Starting Date" defined in the Basic Plan, provided that the Participant is fully vested under Article IV, and Proper Application has been made.

                  (b) With respect to any lump sum, the first day of the month coincident with or next following the date as of which the Participant is both (1) eligible to receive a Basic Plan payment and (2) has completed his Proper Application.

                  (c) With respect to any one of a series of payments over the life or life expectancy of one or more distributees, the first day of the month for which the Basic Plan benefit is paid, even if this date is not the date of actual payment.

                  (d) The term "Annuity Starting Date" shall be determined with respect to Basic Plan payments that are payable to the Participant, rather than with respect to any survivor benefit payments.

                  (e) The term "Annuity Starting Date" shall, in all events, be defined by Code Regulation Section 1.401(a)-20.

                  1.2      Basic Plan.

                  The qualified defined benefit pension plan sponsored by K&F or any Employer, in which an employee participates. If an employee has an interest in more than one such plan, then the term "Basic Plan" shall refer to such plans collectively except as the context shall otherwise require.

                  1.3      Basic Plan Benefit.

                  The amount accrued by a Participant from a Basic Plan.

                  1.4      Beneficiary.

                  Beneficiary means the person, estate, or other entity entitled to receive benefits (if any) after the Participant's death under the SERP. Any such Beneficiary shall be the same as such Participant's beneficiary under the Basic Plan. However, if a QDRO has determined the beneficiary under the Basic Plan, then the Beneficiary under this SERP will be determined without regard to that court order (unless the Committee determines, within its discretion, to follow the terms of the court order.)

                  1.5      Board.

                  The Board of Directors of K&F Industries, Inc.

                  1.6      Code.

                  The Internal Revenue Code of 1986, as amended from time to time, and all appropriate regulations and administrative guidance.


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                  1.7      Committee.

                  The administrative Committee appointed to administer the SERP pursuant to Article III.

                  1.8      Effective Date.

                  The Effective Date of this Plan is April 1, 1995. More precisely, this Plan is effective only with respect to eligible participants in the Basic Plan of an Employer, who have incurred an Annuity Starting Date under the Basic Plan, that falls on or after April 1, 1995.

                  1.9      Employer.

                  Any subsidiary or affiliate of K&F which has adopted this SERP (and, if applicable, its related trust), so as to become a participating employer in the SERP, with the consent of K&F. Each Employer shall act by resolution of its Board of Directors. If the context of the Plan provision requires, the term "Employer" shall also include K&F.

                  1.10     ERISA.

                  The Employee Retirement Income Security Act of 1974, as amended, and all appropriate regulations and administrative guidance.

                  1.11     Investment Committee.

                  The group of one or more persons created, at the discretion of the Board, having


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investment authority over Plan assets (or, if applicable Trust assets), as described in Section 3.11

                  1.12     K&F.

                  K&F Industries, Inc., and depending on the context, its subsidiaries or affiliates. K&F shall act by resolution of the Board.

                  1.13     Participant.

                  A Participant in this SERP is any participant in a Basic Plan who has incurred an Annuity Starting Date on or after the Effective Date, and whose Basic Plan Benefit is limited by Section 415 of the Code, or whose compensation for purposes of calculating a Basic Plan Benefit is limited by
Section 401(a)(17) of the Code. As context demands, the term "Participant" shall also include a former Participant.

                  1.14     Plan.

                  This K&F Industries Supplemental Executive Retirement Plan, as amended, and as from time to time in effect.

                  1.15     Proper Application.

                  For all Plan purposes, making any election, granting any consent, giving any notice or information, and making any communication whatsoever to the Committee or its delegates, in compliance with all Plan procedures, on forms provided by the Committee, and providing all information required by the Committee. A Proper Application will be deemed to have been made only if it is properly completed, as determined by the Committee.

                  1.16     QDRO or Qualified Domestic Relations Order.



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                  (a) Committee determines whether or not to comply with court orders. A "QDRO" or "qualified domestic relations order" is a court order as defined in Code Section 414(p) and ERISA
                  Section 206(d)(3). Under those statutes, the administrator of a non-qualified plan such as this SERP is not obliged to comply with the terms of a QDRO. The Plan Committee may decide, within its discretion, to review an order submitted as a QDRO or draft QDRO, or any other court order concerning SERP payments, under the general administrative guidelines established for QDROs under the Basic Plan. However, a determination by the Basic Plan Committee that any order is a QDRO does not mean that the Plan Committee or the Plan is subject to the terms of that order. Instead, the Plan Committee has discretionary authority to disregard any court order, even if it explicitly provides that SERP payments shall be made to certain individuals or entities. Alternatively, the Plan Committee may decide to request amendments to the order, or to comply with its terms.

                  (b) Acceptance of QDRO does not imply assignable plan benefit. If the Committee does determine to follow the terms of a court order, as described in the preceding paragraph, this shall not be construed to mean that the Participant whose SERP benefits are at issue has any vested or nonforfeitable interests in this Plan. Instead, the determination to comply with a court order shall be, in all circumstances, conditioned on the Participant's SERP interests ultimately becoming vested and nonforfeitable, under the provisions set out in Article IV. The Alternate Payee set out in the court order shall therefore be considered to be a conditional Beneficiary or conditional quasi-Participant, so that the provisions of


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                  Section 5.1 are not violated.

                  1.17     SERP.

                  This K&F Industries Supplemental Executive Retirement Plan, as amended, and as from time to time in effect.

                  1.18     Trust Agreement or Trust.

                  The assets of this Plan may, or may not, be held in a trust, at the discretion of the Board. If the Board declines to enter into a trust agreement, then all provisions in this document referring to a "Trust," "Trust Agreement," or "Trustee" may be disregarded. However, if the Board determines to create a trust for this Plan, then the "Trust Agreement" or "Trust" shall be the document executed by K&F and the Trustee, fixing the rights and liabilities of each with respect to holding assets to be used to pay Plan benefits, should any such assets be held in the Trust. The Trust is established pursuant to K&F's intention that the Plan shall be an unfunded plan, as detailed in Section 5.4.

                  1.19     Trustee.

                  The trustee or trustees that may, from time to time, be in office, pursuant to the Trust Agreement.


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                              Article II - Benefits

         2.1      Amount and Duration of SERP Benefits.

         The benefit payable from this SERP to a Participant shall be in the form of a monthly annuity equal to the amount determined under Section 2.1.1 (calculated to include the amounts described in Section 2.1.1.1), minus the amounts determined under Section 2.1.2. In the event of the Participant's death, any SERP survivor benefit shall be calculated under Section 2.2. The SERP benefit shall be payable as of the Participant's Annuity Starting Date and shall continue to be payable for the precise period set out in the Basic Plan, with respect to which payments are payable to the Participant or his Beneficiary.

                  2.1.1 Initial Formula of the SERP Benefit. The monthly benefit paid by this SERP shall initially be calculated as the amount that would be payable to a Participant under the Basic Plan, in the form elected by the Participant pursuant to the provisions of the Basic Plan, irrespective of any limitations imposed by Section 415 or Section 401(a)(17) of the Code.

                  2.1.1.1 Service Credited for Position as Non-Employee Director. This Section 2.1.1.1 concerns any individual who is a Participant eligible to receive a benefit under the Basic Plan, and who has:

                           - served as a member of the Board of Directors of any corporation that is a participating employer under the Basic Plan, but

                           - his service as a Director took place during a period when he was not an Employee (as defined by the Basic Plan).

                                Such service as a Director shall nevertheless be credited as service



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                                under this SERP, so as to provide a benefit in
                                addition to that described in Section 2.1.1.
                                That is, such service as a non-Employee
                                director shall, for the purposes of Section
                                2.1.1, be deemed to be credited by the Basic
                                Plan (even though the Basic Plan does not actually credit such service). The rules and intent of the Basic Plan regarding its crediting of service shall generally be used to credit such service under this SERP. Accordingly, should the individual have served on more than one Board during any period of time, then such service shall not be double-credited.

                  2.1.2 SERP Benefit Shall Not Duplicate Any Other Plan Benefit Actually Paid. The benefit paid by this SERP shall, after being initially calculated under Section 2.1.1, then be reduced by an amount equal to the Basic Plan Benefit actually paid to or on behalf of the Participant. It shall be further reduced by any additional benefits paid to, or on behalf of, the Participant under any non-qualified defined benefit plan (besides this SERP) sponsored by K&F or any of its subsidiaries or affiliates.

                  2.1.2.1 Any benefit which is deemed paid by the Basic Plan solely under Section 2.1.1.1, but which is not actually paid by the Basic Plan, shall not be considered to be a Basic Plan Benefit that is actually paid, for the purposes of Section 2.1.2.


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                  2.1.2.2  If benefits under the Basic Plan are increased as a result of a change in the law that "raises the ceiling" in the limitations under Code Sections
                           415 or 401(a)(17) (or corresponding provisions of applicable law), benefits under this SERP shall be reduced by the amount of any such increase.

         2.2      Death Benefits.

                  2.2.1    Death After Annuity Starting Date.

                           Upon the death of the Participant after his Annuity Starting Date, benefits will continue to be paid to the Participant's Beneficiary in an amount equal to the monthly benefit determined under Section 2.1, multiplied by a fraction, the numerator of which is the monthly benefit payable from the Basic Plan, on behalf of the Participant, after the Participant's death, and the denominator of which is the monthly benefit payable from the Basic Plan to the Participant immediately before the Participant's death.

                  2.2.2    Death Before Annuity Starting Date.

                           Upon the death of the Participant prior to his Annuity Starting Date, his Beneficiary shall receive a benefit equal to the difference between the benefit payable to the Beneficiary under the Basic Plan and the benefit that would have been paid to the Beneficiary under the Basic Plan if the limits imposed by Code Sections 415 or 401(a)(17) had not applied. The SERP benefit described in the preceding sentence shall be augmented as provided in Section
                           2.1.1.1 of this Plan.


                  2.2.3 No SERP Benefit if no Basic Plan Death Benefit. No amount will be paid

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
                           under this SERP on account of the Participant's death to any Beneficiary, unless accrued pension death benefits are paid to the Beneficiary under the Basic Plan. For the purposes of the preceding sentence, the term "accrued pension death benefits" means benefits that are not ancillary, but which instead derive from accruals made under the Basic Plan's principal, defined benefit formula.

         2.3      Special Rules.

                  The following rules shall apply notwithstanding any other provision of this SERP.

                  2.3.1 Small Benefit Cashout. If the actuarial present value (utilizing the assumptions set forth in the small benefit cashout provisions of the Basic Plan) of a Participant's benefit under Section 2.1 or a Beneficiary's benefit under Section 2.2 is $3,500 or less (or any other applicable limit set by the Internal Revenue Service or the Internal Revenue
                           Code), payment will be made from this SERP in a single lump sum as soon as practicable after the Annuity Starting Date (with respect to a benefit paid pursuant to Section 2.1) or the death of the Participant (with respect to a benefit paid pursuant to Section 2.2).

                  2.3.2 Lump Sum Benefit Limitation. Except for benefits paid pursuant to Section 2.3.1, no benefits under this SERP shall be paid in a lump sum. Accordingly, if any benefits are paid under the Basic Plan to a Participant in a lump sum, the amount payable under this SERP shall nevertheless be paid in the form of a straight life annuity for the Participant, beginning on

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
                           the Annuity Starting Date and ending with the payment for the month in which the Participant dies, unless a special exception is made by the Committee. However, such an exception would be made only with respect to benefits payable as a lump sum under the Basic Plan.

                  2.3.3    No Insured Death Benefit. No benefit pursuant to
                           Section 2.2 shall be paid with respect to any death benefit under the Basic Plan which is provided by insurance, to the extent that such benefit exceeds the minimum benefit required to be provided under the Basic Plan under Code Section 401(a)(11).

         2.4      Benefits under Multiple Qualified Plans.

                  The following rules shall apply if a Participant has a benefit under more than one Basic Plan:

                  2.4.1 Different Annuity Starting Dates. Benefits under this SERP shall be payable as of the Participant's earliest Annuity Starting Date under all such Basic Plans. In the event that the Participant has benefits payable under different Basic Plans, with different Annuity Starting Dates, then the amount of his benefit under this SERP shall initially be determined based only on the Basic Plans for which the Participant's Annuity Starting Date has occurred, as though such Basic Plans were the only Basic Plan in which the Participant had accrued a benefit. When benefits later begin under the other Basic Plans, SERP benefits shall be increased to reflect the

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                           intent of this Plan to:

                  - fully make up to the Participant the benefits he had not received under all Basic Plans, as a result of the Code Sections 415 and 401(a)(17) limitations, and

                  -        augment his SERP benefit as prescribed by Section
                           2.1.1.1 of this Plan.

                  2.4.2 Same Annuity Starting Dates. If a Participant's Annuity Starting Date is the same under all Basic Plans, then benefits under this SERP shall generally be payable as of such date, provided the Participant is fully vested under Article IV, and that Proper Application has been made.

                  2.4.3 Death Benefits. If benefits are paid under the Basic Plans in different forms, the death benefits pursuant to Section 2.2 shall be determined with respect to each individual plan.

         Article III - Administration; Accrued Benefits; Right to Amend

         3.1 Committee's Discretionary Power to Interpret and Administer the Plan

                  3.1.1 Appointment. The Committee shall be appointed from time to time by the Board to serve at its pleasure. Any member of the Committee may resign by delivering his written resignation to the Board.

                  3.1.2 Committee Establishes Plan Procedures. The Committee and its delegates shall from time to time establish rules and procedures for the administration and interpretation of the Plan and the transaction of its business. The Committee is the Plan Administrator.

                  3.1.3 Role of Human Resource and Benefits Personnel. Employees of an Employer who are human resources personnel or benefits representatives are the Committee's delegates and shall, under the authority of the Committee, perform the routine administration of the Plan, such as distributing and collecting forms and providing information about Plan procedures. They shall also establish Plan rules and procedures.

                  3.1.4    Discretionary Power to Interpret Plan.

                  3.1.4.1 The Committee has complete discretionary and final authority to (1) determine all questions, including factual questions, concerning eligibility, elections, contributions, and benefits under the Plan, (2) construe all terms under the Plan and the Trust (if applicable), including any uncertain terms, and (3) determine all questions, including factual questions, concerning

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                           Plan administration. All administrative decisions
                           made by the Committee, and all its interpretations of the Plan documents, shall be given full deference by any court of law.

                  3.1.4.2 Information that concerns an interpretation of the Plan or a discretionary determination, can be properly provided only by the Committee, and not by any delegate (other than legal counsel).

                  3.1.4.3 Should any individual receive oral or written information concerning the Plan, which is contradicted by a subsequent determination by the Committee, then the Committee's final determination shall control.

         3.2      Rules of the Committee.

                  3.2.1 Any act which the Plan authorizes or requires the Committee to do may be done by a majority of its members. Any such action shall constitute the action of the Committee and shall have the same effect for all purposes as if made by all members of the Committee at the time in office. The Committee may act without any writing that records its decisions, and need not document its meetings or teleconferences. The Committee may also act through any authorized representative.

                  3.2.2 The members of the Committee may authorize one or more of their number to execute or deliver any instrument, make any payment or perform any other act which the Plan authorizes or requires the Committee to do.

                  3.2.3 The Committee may employ counsel and other agents and may procure such clerical, accounting, actuarial and other services as they may require in carrying out the provisions of the Plan. Legal counsel are authorized as the Committee's delegates.

                  3.2.4 No member of the Committee shall receive any compensation for his services as such. All expenses of administering the Plan, including, but not limited to, fees of accountants, counsel and actuaries shall be paid by the Employer, to the extent that they are not paid from Plan assets (or, if applicable, Trust assets).

                  3.2.5 Each member of the Committee may delegate Committee responsibilities among Employer directors, officers, or employees, and may consult with or hire outside experts. The expenses of such experts shall be paid by the Employer, to the extent that they are not paid from Plan assets (or, if applicable, Trust assets).

         3.3      Claims Procedure.

3.3.1 The Committee shall determine Participants' and Beneficiaries' rights to benefits under the Plan. In the event that a Participant or Beneficiary disputes an initial determination made by the Committee, then he may dispute the determination only by filing a written claim for benefits.

3.3.2 If a claim is wholly or partially denied, the Committee shall provide the claimant with a notice of denial, generally within 90 days of receipt, written in a manner calculated to be understood by the claimant and setting forth:

3.3.2.1  The specific reason(s) for such denial;

3.3.2.2 Specific references to the pertinent Plan provisions on which the denial is based;

3.3.2.3 A description of any additional material or information necessary for the claimant to perfect the claim with an explanation of why such material or information is necessary (if applicable); and

3.3.2.4 Appropriate information as to the steps to be taken if the claimant wishes the Committee to revise its initial denial. The notice of denial shall be given within a reasonable time period but no later than 90 days after the claim is received, unless circumstances require an extension of time for processing the claim. If such extension is required, written notice shall be furnished to the claimant within 90 days of the date the claim was received, stating that an extension of time and the date by which a decision on the claim can be expected, which shall be no more than 180 days from the date the claim was filed.

3.3.2.5 If no written notice of denial is provided by the Committee within the 90-day deadline described in Section 3.3.2, then the claim shall be deemed to be denied, and the claimant may appeal the claim as though the claim had been denied.

3.3.3 The claimant and/or his representative may appeal the denied claim through the following procedure:

3.3.3.1 Request a review by making a written request to the Committee provided that such a request is made within 65 days of the date of the notification of the denied claim;

3.3.3.2  Review pertinent documents.

3.3.4 Upon receipt of a request for review, the Committee shall within a reasonable time period but not later than 60 days after receiving the request, provide written notification of its decision to the claimant stating the specific reasons and referencing specific plan provisions on which its decision is based, unless special circumstances require an extension for processing the review. If such an extension is required, the Committee shall so notify the claimant, within this 60-day period.

3.3.5 In the event of any dispute over benefits under this Plan, all remedies available to the disputing individual under this Article must be exhausted, within the specified deadlines, before legal recourse of any type is sought.

                  3.4      QDRO Claim.

                  Claims relating to any domestic relations order, or any QDRO or draft QDRO may be determined as set out in Section 1.16 In this event, the claims procedure described in the preceding Section 3.3 shall therefore not apply.

                  3.5 Indemnification of Committee and Investment Committee Members.

                  To the fullest extent permitted by law, K&F agrees to indemnify, to defend, and hold harmless the members of the Investment Committee (if created) and the Committee and its delegates, individually and collectively, against any liability whatsoever for any action taken or omitted by them in good faith in connection with this Plan or their duties hereunder and for any expenses or losses for which they may become liable as a result of any such actions or non-actions unless resultant from their own willful misconduct; and K&F will purchase insurance for the Investment Committee and the Committee and its delegates to cover any of their potential liabilities with regard to the Plan.

                  3.6      Power to Execute Plan and Other Documents.

                  The Chief Financial Officer or Executive Vice President of K&F Industries, Inc. and the Committee shall have the authority to execute governmental filings or other documents relating to the Plan (including the Plan document), or this authority may be delegated to another officer or employee of K&F or of a K&F subsidiary or affiliate by either the Chief Financial Officer or the Executive Vice President of K&F Industries, Inc. or the Board, or the Committee.

                  3.7      Conclusiveness of Records.

                  In administering the Plan, the Committee may conclusively rely upon the Basic Plan employer's payroll and personnel records maintained in the ordinary course of business.

                  3.8      No Personal Liability

                  No Committee member or delegate shall be personally liable by reason of any contract or other instrument executed by him or on his behalf in his capacity as a member or delegate of a Committee nor for any mistake of judgment made in good faith, and K&F shall indemnify and hold harmless each member of the Committee and each other officer, employee, or director of K&F to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expenses (including counsel fees) or liability (including any sum in settlement of a claim with the approval of the Board) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or bad faith.

                  3.9      How Plan Benefits are Accrued.

                  Benefits that would be accrued under the Basic Plan, but for the limiting provisions of Code Sections 415 and/or 401(a)(17), shall be deemed to be accrued under the Plan.

                  3.10     Right to Amend.

                           3.10.1 General Power to Amend. The Board may at any time amend the Plan in any respect or suspend or terminate the Plan in whole or in part without the consent of any Participant or Beneficiary or any Employer whose employees are covered by this Plan, subject to Section 3.10.2. Any such amendment, suspension or termination may be made with or without retroactive effect, save as provided in Section 3.10.2.

                  3.10.2 No Cut-Back of Accrued Benefits. Notwithstanding the previous Section 3.10.1, this Plan may not be amended or terminated in any respect that has the effect of reducing or eliminating any Plan benefit that had accrued as of the effective date of the amendment or termination, unless the affected Participants or Beneficiaries each gives his consent. That is, there shall be no retroactive cut-backs of accrued Plan benefits, without individual consent.

                  3.11     Investment Committee.

                  3.11.1 Appointment of Investment Committee. The Board may, within its discretion, appoint an Investment Committee, of at least one person. The appointment of an Investment Committee shall relieve the Committee, Board, K&F, and all other participating Employers from any fiduciary responsibility (if applicable) for Plan assets under the control of the Investment Committee, or its delegates, as provided by law. The Investment Committee, if it is created by the Board, shall be a fiduciary of the Plan, but shall not be the "named fiduciary," as that term is used by ERISA. The Board may also, within its discretion, decline to create an Investment Committee, or disband it at any time.

                  3.11.2 Powers of the Investment Committee. The Investment Committee, if appointed, has final authority regarding the investment and management of Plan assets. The Investment Committee may delegate its responsibilities, appoint investment managers, oversee its delegates, and each Investment Committee member may execute documents on behalf of the Investment Committee, with respect to Plan assets (including Trust assets, if applicable) . Should the Investment Committee appoint an investment manager, as that term is defined in ERISA, then the Investment Committee shall be relieved of any fiduciary duty (if applicable) with respect to Plan assets under the control of such an investment manager. The Investment Committee shall exercise its powers subject to the terms of the Trust, if applicable.

             3.11.2.1 Any act which the Plan or Trust authorizes or requires the Investment

                           Committee to do may be done by a majority of its members. The action of such majority, shall constitute the action of the Investment Committee and shall have the same effect for all purposes as if made by all members of the Investment Committee at that time in office. The Investment Committee may act without any writing that records its decisions, and need not document its meetings or teleconferences. The Investment Committee may also act through any authorized representative.

             3.11.2.2 The members of the Investment Committee may authorize one or more of their number to execute or deliver any instrument, make any payment or perform any other act which the Plan authorizes or requires the Investment Committee to do.

             3.11.2.3 The Investment Committee may employ counsel, outside experts, and other agents and may procure such clerical, accounting, actuarial and other services as they may require in carrying out the provisions of the Plan.

             3.11.2.4 No member of the Investment Committee shall receive any compensation for his services as such. All expenses relating to the Investment Committee's activities, including, but not limited to, fees of accountants, counsel and actuaries shall be paid by the Employer, to the extent that they are not paid under the from Plan assets (including Trust assets, if applicable).

                       Article IV - Vesting and Forfeiture

                  4.1      Vesting.

                           4.1.1. A Participant shall be entitled to a benefit under this Plan only upon satisfying the vesting requirements set out in this Section 4.1.

                           4.1.2. Vesting, as defined by this Section 4.1, shall occur only when the Participant has (I) satisfied the vesting requirements of the Basic Plan and made any contributions that are required to receive benefits under the Basic Plan, (ii) terminated employment with K&F and all affiliated companies, (iii) satisfied all eligibility requirements for benefits under this Plan, and (iv) applied and received Committee approval to receive Plan benefits, with respect to the forfeiture issues addressed by Section 4.1.3.

                           4.1.3. A Participant shall not be fully vested under this Section 4.1 until, following his termination and application for Plan benefits, the Committee has determined that he is not subject to forfeiture of his Plan benefits under this Section 4.1. Forfeiture of all Plan benefits (including death benefits and Plan benefits previously paid) under this Section 4.1 shall take place, notwithstanding any contrary Plan provision, if a Participant: (i) is Dismissed for Cause, as defined in Section 4.2, (ii) becomes employed by a company in substantial competition with an Employer, or (iii) engages in conduct detrimental or contrary to the best interests of an Employer. Clause (ii) of the preceding sentence may be excluded as an event of forfeiture in individual cases, if a written determination is made by the Committee.

                  4.2      Dismissed for Cause.

                  "Dismissed for Cause" means termination of employment for (a) theft, embezzlement, or malicious destruction of an Employer's property; (b) fraud or other wrongdoing against an Employer; or (c) improper disclosure of an Employer's trade secrets.

                  4.3      Forfeiture after Plan Benefits have Commenced.

                  Even though the Committee has made an initial favorable vesting determination under Section 4.1., it may nevertheless determine that a Participant's Plan benefits, after payment has commenced, are forfeited, if the Committee reconsiders the issues addressed in Section 4.1.3 and determines that forfeiture is in fact warranted. Such a forfeiture shall be effective as of the date that the Committee determines an event of forfeiture has occurred, as set out in Section 4.1.3. The Committee may therefore make a retroactive forfeiture determination. Any Plan benefits that have been paid after the effective date of the retroactive forfeiture determination shall be considered a mistaken payment under Section 5.11.

                  4.4      Determinations by Committee.

                  The Committee shall have full, final, and discretionary authority to make determinations under this Article IV. Any forfeiture determination made by the Committee shall be final, binding, and conclusive upon the Participant and his Beneficiaries.

                         Article V - General Provisions

                  5.1      No Assignment or Alienation of Benefits.

                  Subject to Section 2.2, payment of benefits pursuant to this Plan shall be made only to Participants. Such benefits shall not be subject in any manner to the debts or other obligations of the Participant or any Beneficiary, and shall not be subject to transfer, anticipation, alienation, sale, assignment, bankruptcy, pledge, attachment, charge, garnishment or encumbrance in any manner, either voluntarily or involuntarily, by the Participant, a Beneficiary, or any creditor of any person or entity, subject only to Section 1.16, concerning QDROs.

                  5.2      Withholding Taxes.

                  Whenever under the Plan payment is made to a Participant or Beneficiary, an Employer shall be entitled to require as a condition of payment that the recipient remit an amount, sufficient in the Employer's opinion, to satisfy all FICA, federal and other withholding tax requirements related thereto. The Employer shall be entitled to deduct such amount from any payment.

                  5.3      No Right to Continue Employment.

                  This Plan is voluntary on the part of each Employer and shall not be deemed to constitute an employment contract between the Employer and a Participant and/or consideration for or an inducement for or condition of employment of any Participant. Nothing in this Plan shall be deemed to give any employee the right to be retained in the service of an Employer or to interfere with the right of the Employer to discharge, terminate or lay off any Participant at any time for any reason.

                  5.4      Unfunded Plan.

                  The Plan is intended to constitute an unfunded, excess benefit, nonqualified pension plan for a select group of management or highly compensated employees, for the purposes of Title I of ERISA, and is also intended to be an unfunded plan for all tax purposes. Accordingly, all Plan Participants have the status of general unsecured creditors of their Employer, and the Plan constitutes a mere unsecured and conditional promise made by each Employer, to pay benefits in the future.

                  5.5      Governing Law.

                  It is intended that the Plan conform to and meet the applicable requirements of ERISA and the Code. Except to the extent preempted by ERISA, the validity of the Plan or of any of its provisions shall be determined under, and it shall be construed and administered according to, the laws of the State of New York (including its statute of limitations and all substantive and procedural law, and without regard to its conflict of laws provisions).

                  5.6      Payment of Benefits.

                  If a Trust is created, then all benefits payable under the Plan shall be paid under the Trust Agreement. In all events, the rights or entitlement of any Participant or Beneficiary shall be no greater than those of an unsecured general creditor of the Employer.

                  5.7      Section Headings.

                  The section headings contained in the Plan are for purposes of convenience only and are not intended to define or limit the contents of the sections.

                  5.8      Payment to a Minor or Incompetent.

                  If any amount is payable under this Plan to a minor or other legally incompetent person, such amount may be paid in any one or more of the following ways, as the Committee in its sole discretion shall determine:

5.8.1    To the legal representatives of such minor or other incompetent person;

5.8.2    Directly to such minor or other incompetent person;

5.8.3 To a parent or guardian of such minor or other incompetent person, to the person with whom such minor or other incompetent person shall reside, or to a custodian for such minor under the Uniform Gifts to Minors Act (or similar statute) of any jurisdiction. Payment to any person in accordance with the foregoing provisions shall pro tanto discharge from liability the Employer, the members of the Committee, and any person or corporation making such payment pursuant to the direction of the Committee, and none of the foregoing shall be required to see to the proper application of any such payment. Without in any manner limiting or qualifying the provisions of this Section 5.8, if any amount is payable under this Plan to a minor or any other legally incompetent person, the Committee may in its discretion utilize the procedures described in Section 5.8.

                  5.9      Doubt as to Right to Payment.

                  If at any time any doubt exists as to the right of any person to any payment under this Plan or the amount or time of such payment (including, without limitation, any case of doubt as to identity, or any case in which any notice has been received from any other person claiming any interest in amounts payable hereunder, or any case in which a claim from other persons may exist by reason of community property or similar laws), the Committee shall be entitled, in its discretion, to direct that such sum be held as a segregated amount in trust until such right or amount or time is determined or until order of a court of competent jurisdiction, or to pay such sum into court in accordance with appropriate rules of law in such case then provided, or to make payment only upon receipt of a bond or similar indemnification (in such amount and in such form as is satisfactory to the Committee).

               5.10        Missing Payees.

                  If all or portion of a Participant's vested Plan benefit becomes payable and the Committee after a reasonable search cannot locate the Participant (or his Beneficiary if such Beneficiary is entitled to payment), then, 5 years after the Participant's benefit first became payable under the Plan, a notice shall be mailed to the last known address of the Participant. If the Participant does not respond within three months, the Committee may elect, upon advice of counsel, to remove all records of the Participant's accrued benefit from the Plan's current records and that benefit shall be used to offset future employer contributions. If the Participant or his Beneficiary subsequently presents a valid claim for benefits to the Committee, the Committee shall restore and pay the appropriate Plan benefit.

               5.11        Mistaken Payments.

                  No Participant or Beneficiary shall have any right to any payment made (1) in error, (2) in contravention to the terms of the Plan, the Code, or ERISA, or (3) because the Committee or its delegates were not informed of any death. The Committee shall have full rights under the law and ERISA to recover any such mistaken payment, and the right to recover attorney's fees and other costs incurred with respect to such recovery. Recovery shall be made from future Plan payments, or by any other available means.

               5.12        Receipt and Release for Payments.

                  Any payment to any Participant, Beneficiary, or to any such person's legal representative, parent, guardian, or any person or entity described by Section 5.8 or under any other Plan provision, shall be in full satisfaction of all claims for benefits that can be made under the Plan. The Trustee (if any), Committee, or The Employer may require such Participant, Beneficiary, legal representative, or any other person or entity described in this Section 5.12, as a condition precedent to such payment, to execute a receipt and release thereof in such form as shall be determined by the Trustee (if any), Committee, or The Employer.

               5.13        Illegality of Particular Provisions.

                  The illegality of any particular provision of this Plan shall not affect the other provisions thereof, but the Plan shall be construed in all respects as if such invalid provision were omitted.

               5.14        Discharge of Liability.

                  If distribution in respect of a Participant is made under this Plan in a form, or to a person, reasonably believed by the Committee or its delegate to be proper, the Plan shall have no further liability with respect to the Participant (or his spouse or Beneficiary) to the extent of such distribution.

                  IN WITNESS WHEREOF, K&F INDUSTRIES, INC., on its own behalf and as agent for each of its subsidiaries, has caused this Plan to be executed by its duly authorized officer, this 1st day of October, 1999.

                                    K&F INDUSTRIES, INC.

                                    By: /s/ KENNETH M. SCHWARTZ
                                        ------------------------------
                                        Signature

                                        Kenneth M. Schwartz
                                        ------------------------------
                                        Printed Name

                                        Executive Vice President
                                        ------------------------------
                                        Title

                 ADDENDUM - SUMMARY PLAN DESCRIPTION INFORMATION

This Addendum contains certain information generally included in summary plan descriptions. Although this Plan is not subject to Title I of ERISA, and therefore a summary description is not required to be issued, this Addendum is provided for the convenience of Plan Participants. It is addressed directly to the Participants. In some instances, this Addendum may repeat information previously stated in the text of the document, but is restated here, in a simpler, summarized form. The preceding full text of Plan document, however, will always control the administration of the Plan.

HOW TO APPLY FOR BENEFITS
Before you can receive benefits from the SERP, you must submit a properly-completed Election of Benefit form to your Human Resources Representative. This form must be submitted within 30 to 90 days before the date you plan to begin collecting your pension under your qualified pension plan. You will be asked to submit two election forms at the same time: one for this SERP and the other for the qualified pension plan..

WHO SHOULD ANSWER YOUR QUESTIONS ABOUT THE PLAN. Your Company Benefit Representatives are responsible for the daily, routine administration of the Plan. You may turn to them for answers to any questions you may have. However, if your question involves an interpretation of the Plan, it will be forwarded to the Committee.

Although your Company Benefit Representatives will always make their best efforts to give accurate information, mistakes may occur from time to time. Should this happen, the Committee will make its own determination, based on the terms of this Plan document. The Committee's determination will control because it reflects this document, even if it conflicts with earlier decisions made by the Benefits Representative.

IF A BENEFIT REQUEST IS DENIED. Any claim for benefits under this Plan must be made in writing, addressed to the Committee. If you submit a claim for benefits under this Plan, the Committee will give a written answer to your claim within 90 days after it receives it, as to whether the Committee will pay or deny the benefit. If it is decided that you are not entitled to any or all of the benefits requested, you will be told why. The notice will also:

-        request additional information, if necessary
-        refer you to applicable provisions of the Plan.

You (or your legal representative) are entitled to review all documents and papers which affect your benefit. The notice will also tell you how you can appeal this decision. If further information is necessary, you will be notified of the problem. The Committee may then take an additional 90 days after it receives the information.

If you disagree with the denial, you have 65 days after the date of the written denial in which to ask, in writing, for a review of the decision. You should furnish all supporting information and documents on behalf of your application at this time. The Committee will review your application, and, within 60 days after it has received your appeal, give you its decision in writing in clear, understandable language, explaining how the decision was made and referring to specific sections of the Plan document on which the denial is based. If more time is needed because of unusual circumstances, you will be notified. This last decision of the Committee is final and binding.

Please remember that you must complete each step of the benefit review and appeal process just described, within the deadlines, before you can take any legal action.

GIVING AWAY YOUR PLAN BENEFITS
The benefits described here are exclusively for Plan members and their beneficiaries. Your benefits cannot be assigned, transferred, sold, or used as collateral for any reason whatsoever.

DIVORCE AND YOUR PLAN BENEFITS
In the event of a divorce, marital, or child support order, benefits under your qualified defined benefit retirement plan may be payable to someone other than you and your designated beneficiary, if a "QDRO" or qualified domestic relations order has been issued by the court. The plan administrator of your retirement plan (and not the issuing court) will decide whether or not such an order is "qualified." However, the Committee of this Plan will independently decide, within its complete discretion, whether a QDRO or any other order concerning this Plan is binding upon the Committee and this Plan. The Committee reserves the right to disregard the terms of any court order or QDRO, with respect to payments from this Plan.

HOW BENEFITS CAN BE FORFEITED OR DELAYED
There are certain situations under which Plan benefits can be forfeited or delayed. Most of these circumstances are spelled out in the previous pages, particularly in Article IV, but you can also forfeit or delay payment of your Pension Plan benefit if:

-        you or your beneficiary do not file an application for benefits;

- you do not furnish information requested to complete or verify your application for benefits; or

-        your current address is not on file with your local Benefits
         Representative

- your benefits were described or paid to you in error, and were not authorized by the Plan

-        there is a delay in payment under the Company's qualified pension plan.

FUTURE OF THE PLAN
The Company intends to continue the Plan indefinitely, but reserves the right to terminate, suspend, withdraw, amend or modify the Plan at any time. Any change or termination of benefits will be based solely on the decisions of K&F and may apply to active employees, future retirees and current retirees as either separate groups, or as one group. If this should happen, the Company will notify employees and/or retirees as soon as possible.

TAX LAWS
The Plan is governed by the rulings of the Internal Revenue Service and current tax laws. If there are any changes in tax laws or IRS rulings, the Plan will be amended to comply. You will be informed of any changes.

PLAN LIMITATIONS
Being a member of the Plan does not give you any right of continued employment with the Company.

PLAN BENEFITS ARE NOT INSURED
Because the Plan is not a qualified retirement plan under the Internal Revenue Code, benefits are not insured or protected by the Pension Benefit Guaranty Corporation (PBGC).

OTHER IMPORTANT FACTS
Official Name of Plan:                K&F Industries Supplemental Executive
                                      Retirement Plan
                                      (Informally known as the K&F SERP)

Sponsoring Employer:                  K&F Industries, Inc.
                                      600 Third Avenue
                                      New York, New York  10016
                                      (212) 297-0900

A complete list of other participating employers may be obtained from the Plan Administrator.


Employer Identification Number:       34-1614845

Plan Number:                          513

Plan Administrator:                   Committee
                                      The K&F SERP
                                      c/o Chief Financial Officer
                                      K&F Industries, Inc.
                                      600 Third Avenue
                                      New York, NY 10016
                                      (212) 297-0900

Agent for Service of            The Plan Administrator
Process:

Plan Year:                      January 1 - December 31

Type of Plan:                   Nonqualified, Unfunded, Excess Benefit, Deferred
                                Compensation Plan